______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________

ITEM 8.01 OTHER EVENTS.

On October 23, 2007, GeoResources, Inc. (the “Company”) issued a press release announcing its capital expenditure budget and further providing an operations update on its oil and gas exploration and production activities in Texas, North Dakota and Louisiana.  This press release is filed as Exhibit 99.4 to this Current Report and incorporated by reference as if set forth in full herein.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to Item 2.02 of Form 8-K will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of businesses acquired:

Not applicable.

(b)	Pro Forma financial information:

Not applicable.

(c)	Shell company transactions:

Not applicable.

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.4	News Release issued by GeoResources, Inc. on October 23, 2007.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC.

/s/ Frank A. Lodzinski

By: Frank A. Lodzinski, President

Date: October 23, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.4	News Release issued by GeoResources, Inc. on October 23, 2007.

EXHIBIT 99.4

Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathyk@geoi.net

FOR IMMEDIATE RELEASE

GeoResources, Inc. Provides Operations Update

Houston, Texas, October 23, 2007 – GeoResources, Inc., (Nasdaq:GEOI), today announced its current capital expenditure budget and further provided an operations update on its activities.  At present, the Company’s daily production totals exceed 3,400 BOE per day including the properties acquired on October 16, 2007, as previously announced.

Capital Budget
The Company has established a capital expenditure budget of approximately $40 million, exclusive of possible development expenditures associated with exploratory success, as follows:

Horizontal Drilling:	($millions)
Rockies and Williston areas	$5.3
Texas	$6.2
Conventional Drilling	$3.4
Water flood	$7.1
Exploratory drilling (1)	$6.0
Re-engineering (2)	$7.0
Other (3)	$5.0

(1)	Includes both conventional and horizontal drilling projects.
(2)
Includes activities related to existing fields intended to lower operating expenses and enhance production attributes by lowering decline rates and downtime. Such expenditures include expenditures related to facilities, compression, down-hole lift methods, recompletions and side-track drilling.

(3)	Includes estimated acreage and seismic costs.

The budget is subject to change as the Company reevaluates alternative projects in connection with its recent major acquisition and further expands its portfolio. The Company expects that the majority of expenditures will occur during the remainder of 2007 and 2008, but certain projects may extend into 2009, specifically including, acreage acquisition, projected water flood and horizontal drilling projects.  This budget may be accelerated pending drilling and service rig availability and adequate staffing to effectively manage activities and control costs.  In addition, certain expenditures may be deferred in favor of new opportunities.

Operations Update:

Texas:
The Tom Haynie Unit #1H, located in Grimes County, Texas, has been successfully completed and placed on production. The well was drilled to a total measured depth of 19,883 feet, including a vertical depth of 13,996 feet and a horizontal leg of 6,166 feet and has averaged 17.3 MMCFPD over the initial 12 days of production. The Company also commenced drilling the W. Richards Unit #1H, which will be its first dual horizontal lateral.  This well is expected to be completed in December 2007.  The Company has acquired additional acreage, is in the process of permitting additional drilling locations and, based on continued technical review and well performance, intends to retain the current drilling rig and crew and spud a new well approximately every 60 days for the next two or three years.  The Company is the operator of the wells and holds a direct 7.2% working interest and a 2% general partner interest in an affiliated partnership, which holds an 82.8% working interest.  The 2% general partner interest increases  to 35%, pending partnership payout plus a specified rate of return.

North Dakota:
In North Dakota, the Company has expanded its Bakken Shale acreage position with its joint venture partner, Slawson Exploration Company, Inc., to include a 10%-15% working interest in approximately 38,000 gross (26,000 net) acres in Mountrail County.  The acreage includes leases in proximity to significant discoveries by large independent operators.  The Company and its partners currently have minor interests in three wells that have or will likely commence drilling operations prior to the end of the fourth quarter of 2007.  Further, the Company and joint owners expect to spud a horizontal well in the first quarter of 2008 depending on drilling results of other wells in the vicinity and rig availability.  In addition, the Company has filed an application with the appropriate regulatory agencies to approve a 6,600 acre secondary oil recovery (water flood) unit in the Starbuck Field in Bottineau County. The Company expects regulatory agency approval and has plans to begin drilling the first five water injection wells later in the fourth quarter of 2007. The Company has already initiated work on existing wells and facilities in the field that will be  part of the water flood.  Subject to final unitization approval, the Company expects to own about 90% working interest in the Starbuck Madison Unit and plans to initiate water injection before year-end 2007.  The Company also submitted permit applications for two horizontal wells in the Wayne Field in Bottineau County in existing oil reservoirs.  These development wells, the Ballantyne-State/Steinhaus H2 and the Oscar Fossum H5, are scheduled to spud before year-end.  The Company owns a 100% working interest in the Ballantyne-State Steinhaus H2 and a 67% working interest in the Oscar Fossum H5.
Louisiana:

In Lafourche Parish, Louisiana the Company has begun work to prepare its Dupuy prospect for drilling.  The prospect includes two wells and the first well is expected to spud in November.  Immediately thereafter, the Company expects to spud the first of two possible wells in its adjacent Moore Prospect.  The Company has a 10% working interest in Dupuy and a 5% working interest in Moore and will operate both prospects.  Both prospects are located in the Raceland Field and will be directionally drilled for oil objectives above 9,000 feet. These prospects were assembled and promoted to third parties, by Southern Bay Energy, a wholly owned subsidiary, prior to its merger with the Company. The Company may acquire additional interests in these prospects and expects to retain larger interests in future drilling projects along the Texas and Louisiana Gulf Coast.

Comments:

Frank A. Lodzinski, Chief Executive Officer of GeoResources, said, “We have implemented our initial drilling and development program and continue to expand our prospect inventory. Our actions are consistent with  our business strategy which we have demonstrated in prior companies. Specifically, we first build a cash flow base and initial portfolio of drilling and development opportunities, then our management and technical staff focus on expanding our inventory.  Our current focus includes the Rockies, the Williston Basin, the Gulf Coast and South Texas, where there is the potential to add both high impact wells and long life economic reserves. With the addition of the property acquisition announced last week, we now produce over 3,400 BOEPD.  The resulting cash flow supports our increasing program to grow production  through the drill bit. Our drilling results demonstrate the depth and capability of our internal geological, engineering and operating staff and support our business model, which combines acquisitions, exploitation and exploration. We intend to continue to promote institutional and industry partners to subsidize our overhead, manage risk and favorably influence finding costs, but we expect to increase our direct drilling participation commensurate with our growth.  We believe our diversified approach will allow the Company to continue to grow profitably.”

About GeoResources, Inc.
On April 17, 2007, the Company completed its mergers with Southern Bay Oil & Gas L.P. and Chandler Energy, LLC.  The management of Southern Bay and Chandler became the principal management of the combined entity.  Corporate headquarters are located in Houston, Texas.  The Company conducts its exploration development and production operations through wholly owned subsidiaries.  Activities in the Southern Region are conducted through Southern Bay Energy, LLC, located in Houston, Texas and Northern Region operations are conducted through G3 Energy LLC, located in Denver, Colorado.  The Company also maintains a regional office in Williston, North Dakota.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements
Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, particularly its Form 10-KSB for the Fiscal Year Ended December 31, 2006, for meaningful cautionary language disclosure.